As filed with the Securities and Exchange Commission on August 4, 2004

Registration No. 333-105089

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO FORM S-1 ON FORM S-2

UNDER

THE SECURITIES ACT OF 1933

MONY LIFE INSURANCE COMPANY

OF AMERICA

(Exact Name of Registrant as Specified in its Charter)

Arizona
(State or Other Jurisdiction of Incorporation or Organization)

86-0222062

(I.R.S. Employer Identification Number)

1290 Avenue of the Americas

New York, New York 10104

(Principal Executive Offices of Registrant) (Zip Code)

Daniel J. Gallagher

Vice President, Counsel

Corporate and Investment Affairs

MONY LIFE INSURANCE COMPANY

1290 Avenue of the Americas

New York, New York 10104

Telephone: (212) 554-1234

(Name, Address, Zip Code, Telephone Number of Agent for Service)

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: August 13, 2004

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:    ☒

If the Registrant elects to deliver its latest Annual Report to security holders, or a complete and legible facsimile thereof, pursuant to Item 11(a)(1) of this Form, check the following box    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) of the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

[MONY LIFE INSURANCE COMPANY OF AMERICA LETTERHEAD]

August     , 2004

Dear Contract Owner:

It has come to our attention that, due to an inadvertent administrative error, a previous regulatory filing for the Guaranteed Interest Account with Market Value Adjustment was not timely updated. As a result, we have decided to offer to cancel your allocation(s) to the Guaranteed Interest Account with Market Value Adjustment made during the period of May 1, 2004 through August     , 2004.

You have been identified as a Contract Owner who is eligible to participate in this rescission offer. Pursuant to the enclosed Rescission Offer, you may elect to either (1) receive a refund of these amounts plus interest (by check), or (2) direct the investment of all the proceeds to one of the variable investment options under your Contract, as described in the Rescission Offer. You are not required to accept the rescission offer. If you do not wish to accept the rescission offer, you do not have to take any action.

Please read the accompanying materials carefully. You should consider whether it is to your advantage to participate in this rescission offer, which is open until September     , 2004, unless extended by MONY Life Insurance Company of America.

If you have any questions, please call our Customer Service department at (800) 487-6669.

Sincerely,

[Name]

[Title]

RESCISSION OFFER

MONY Life Insurance Company of America (the “Company”) is offering to rescind the previous sales of those beneficial interests in the Guaranteed Interest Account with Market Value Adjustment (the “Interests”) sold by the Company during the period May 1, 2004 through August , 2004 (the “Rescission Period”), for the consideration paid for such Interests, plus interest at the effective annual interest rate of 3.5% from the date of purchase to the date of the rescission, reduced by any amounts surrendered or transferred out of the Guaranteed Interest Account with Market Value Adjustment (the “Rescission Offer”). This may be more or less than the amount available under your Contract. Amounts distributed as a result of your acceptance of the Rescission Offer will not be subject to surrender charges or market value adjustments and may have tax consequences, as discussed below. In accepting the Rescission Offer, you may elect to either (1) withdraw the proceeds and receive payment by check, or (2) direct the investment of the proceeds into one of the variable investment options under your Contract listed on Appendix I.

THE RESCISSION OFFER WILL EXPIRE AT 11:59 P.M. EASTERN TIME, ON SEPTEMBER     , 2004, UNLESS EXTENDED BY THE COMPANY (“EXPIRATION TIME”).

The Rescission Offer applies only to Interests sold by the Company during the Rescission Period. Therefore, the Rescission Offer will only apply to amounts deposited to the Guaranteed Interest Account with Market Value Adjustment, and not to amounts deposited to any of the subaccounts of MONY America Variable Account A. The amount of interest you will be credited for the Interests upon your acceptance of the Rescission Offer at the rate of 3.5% may be greater or less than the amount you would otherwise earn on the Interests if you were not to accept the Rescission Offer.

The rate of interest currently credited to such Interests under your Contract (the “Specified Interest Rate”) depends on the Accumulation Period and when the Interests were purchased, but will not be less than the guaranteed minimum effective annual interest rate of 3.5%. During the Rescission Period, the Specified Interest Rate applicable to each Accumulation Period was as follows:

	Specified Interest Rate
Accumulation Period	May 2004	June 2004	July 2004	August 2004
3 Years	3.50%	3.50%	3.50%	3.50%
5 Years	3.50%	3.50%	3.50%	3.50%
7 Years	3.50%	3.50%	3.50%	3.50%
10 Years	3.75%	4.00%	4.00%	4.00%

Consideration of the Rescission Offer

You might wish to consider accepting the Rescission Offer if you believe that the Guaranteed Interest Account with Market Value Adjustment is no longer an attractive investment option because of the current interest rate environment, or if you otherwise believe it would be advisable to cancel your Interests during the period May 1, 2004 through August , 2004.

In considering whether to accept the Rescission Offer, the following information should be taken into account. The interest rate applicable to the Rescission Offer is an annual rate of 3.5%, which is equal to the Specified Interest Rates under the Contract in all cases other than the 10-year Accumulation Period (see above chart). In addition, the Rescission Offer will not be subject to any surrender charges, and will not be affected, positively or negatively, by any market value adjustments. A withdrawal under the Rescission Offer will be subject to the same tax treatment as any withdrawal under your Contract. Alternatively, you may elect to direct the investment of all the proceeds into one of the variable investment options under your Contract. However, any subsequent withdrawals from the Contract will be subject to surrender charges, market value adjustments and tax treatment, as applicable.

Rescission offerees are not required to accept the Rescission Offer. Rescission offerees who do not respond to the Rescission Offer by the Expiration Time will be deemed by the Company to have declined

1

the Rescission Offer. If a rescission offeree does not accept the Rescission Offer, then the deposits to the rescission offeree’s contract, including deposits made to the Guaranteed Interest Account with Market Value Adjustment, will remain as they were made by the rescission offeree.

Tax Consequences Associated With Your Acceptance of the Rescission Offer

The following information is intended as a brief and general summary of the federal income tax treatment of acceptance of the Rescission Offer and is neither legal nor tax advice. It is based on our understanding of current tax law, which is subject to frequent change, and is not intended as an exhaustive discussion of all the possible tax implications, which can vary according to the particular circumstances of each contract owner. Accordingly, you should review the tax implications of accepting the Rescission Offer with your attorney or other qualified tax adviser who is most familiar with your particular circumstances and is in the best position to render advice.

The tax consequences associated with your acceptance of the Rescission Offer will vary, depending on whether you withdraw funds from your Contract and, if so, what happens with the funds received and depending on the type of Contract you own.

There will be no tax consequences if you elect direct investment of all the proceeds to one of the variable investment options under your Contract. If, instead, you elect to withdraw the proceeds, please read the remainder of this tax discussion.

If you purchased your Contract during the Rescission Period and the Interests are the only investment option you chose:

•	Your acceptance of the Rescission Offer is similar to returning the Contract during a free look period; that is, the Contract is treated as never having been issued. The amount you receive in excess of the amount you invested in the Contract is interest and will be includible in your income as ordinary income. If the Contract you purchased is an IRA, you may defer current taxation by rolling over the funds you receive to another eligible retirement plan which will accept them within 60 days after you receive them.

If you did not purchase your Contract during the Rescission Period or if you have allocated funds to investment options in addition to the Interests:

•	Nonqualified Contract. The amount distributed to you from your Contract attributable to your acceptance of the Rescission Offer will be treated as an amount received under the Contract and will generally be includible in your income as ordinary income to the extent there is an overall gain in your Contract. If you are under age 59 ½, the amount includible in income will also be subject to an additional 10% federal tax penalty unless limited exceptions apply.

•	IRA. The amount distributed to you from your Contract attributable to your acceptance of the Rescission Offer will be reported to you as fully includible in your income as ordinary income. If you are under age 59 ½, the amount includible in income will generally also be subject to an additional 10% federal income tax penalty unless limited exceptions apply. If you have made nondeductible IRA contributions to any traditional IRA, you should discuss with your tax adviser how to report amounts distributed to you from your Contract attributable to your acceptance of the Rescission Offer. If your Contract is a Roth IRA, it has been five or more years since your or your spouse’s first contribution and you either have attained age 59 ½ or satisfy another specified qualification, the amount distributed generally will not be taxable. If you do not meet these requirements, you will be taxable to the extent the Roth IRA distribution exceeds the amount invested in the contract. You may defer current taxation by rolling over the funds you receive from an IRA or Roth IRA to another eligible retirement plan which will accept them within 60 days after you receive them.

Withholding and Information Reporting.

If you are a U.S. citizen or resident and have provided us with your correct Taxpayer Identification Number we generally are not required to withhold federal income tax with respect to interest income. We are required to withhold federal income tax of 10% of the taxable amount of a distribution from your Contract (10% of the

2

distribution amount for a traditional IRA), unless you are eligible to, and choose to “elect out” of withholding before we make the distribution. You cannot elect out of withholding unless you have provided us with your correct Taxpayer Identification Number and a United States residence address. You cannot elect out of withholding if we are sending the payment out of the United States. Special withholding rules apply if you are not a U.S. resident or not a U.S. citizen. Certain states have indicated that state income tax withholding will apply to payments from annuity contracts made to residents. Generally, an election out of Federal withholding will also be considered an election out of state withholding. In some states, a recipient may elect out of state withholding, even if Federal withholding applies. Contact your tax adviser to see how state income tax withholding may apply to your payment. Any income tax withheld is a credit against your income tax liability. If you elect not to have withholding apply, you may have to pay more income tax later, and you may incur penalties under the estimated income tax rules.

We report interest paid on IRS Form 1099-INT. We report all taxable distributions from nonqualified Contracts and all distributions from traditional IRA Contracts on IRS Form 1099-R after the end of the calendar year in which the distribution is made.

Expenses of the Rescission Offer

The Company has agreed to pay the special expenses associated with the Rescission Offer (e.g., legal, accounting, printing and mailing expenses). The actual cost to the Company of the Rescission Offer cannot be determined at this time because the number of Interests whose sale is rescinded by the Company will depend on the number of Interests tendered.

How to Accept or Decline the Rescission Offer

Acceptance of the Rescission Offer is optional for each rescission offeree who purchased Interests covered by the Rescission Offer. Rescission offerees electing to accept the Rescission Offer must detach and complete the “Acceptance of Rescission Offer” form, attached hereto as Appendix II, and mail or return it to MONY Life Insurance Company of America, P.O. Box 4830, Syracuse, New York 13221, Attn: Sue Bobbette, as soon as practicable after the date of receipt of this Rescission Offer, but in no event having a postmark later than the Expiration Time. Rescission offerees may withdraw their acceptance of the Rescission Offer by written notice satisfactory to the Company at the address shown on the Acceptance of Rescission Offer form at any time on or prior to the Expiration Time.

Any rescission offeree who does not notify the Company in writing of his or her acceptance of the Rescission Offer prior to the Expiration Time will be deemed to have rejected the Rescission Offer. Such rejection may not be determinative of a rescission offeree’s actual legal rights.

3

APPENDIX I

VARIABLE INVESTMENT OPTIONS

[List of variable investment options to be provided]

APPENDIX II

ACCEPTANCE OF RESCISSION OFFER

You may elect to accept or reject the Rescission Offer. If you wish to reject the Rescission Offer, do not execute and return this form. You need to do nothing to reject the Rescission Offer. If you wish to accept the Rescission Offer, please execute and return this form pursuant to the instructions set forth below to the following:

MONY Life Insurance Company of America

P.O. Box 4830

Syracuse, New York 13221

Attn: Sue Bobbette

Ladies and Gentlemen:

The undersigned acknowledges receipt of the description of the Rescission Offer set forth in the letter dated August     , 2004 (the “Rescission Offer”) and the prospectus dated August     , 2004, of the Guaranteed Interest Account with Market Value Adjustment issued by MONY Life Insurance Company of America (the “Company”), pursuant to which the Company offers, upon the terms and conditions set forth in the Rescission Offer, to rescind sales of beneficial interests in the Guaranteed Interest Account with Market Value Adjustment (the “Interests”) made during the period May 1, 2004 through August     , 2004 (the “Rescission Period”).

I hereby accept, on the terms set forth in the Rescission Offer, the Rescission Offer for the Interests. I direct that at September     , 2004, the Expiration Time, ALL of the payment to be made pursuant to my acceptance of the Rescission Offer be:

☐	Made to me by check and sent to my address of record.

If you have directed payment by check, unless you are eligible to and do elect otherwise by checking the “NO” box below, the Company will withhold federal income tax at a flat 10% rate from the taxable portion of your distribution.

☐	No – I do not want any Federal income tax withheld.

☐	Allocated to the following variable investment option under my Contract (choose only one variable investment option from Appendix I):

I understand that as a result of accepting the Rescission Offer, I will no longer hold the Interests tendered herewith pursuant to the Rescission Offer and may ultimately incur a loss. I also understand that the Rescission Offer applies only to Interests sold by the Company during the Rescission Period. Consequently, the Rescission Offer will only apply to amounts deposited to the Guaranteed Interest Account with Market Value Adjustment during the Rescission Period and not to amounts deposited to any of the subaccounts of MONY America Variable Account A.

[SIGNATURE PAGE FOLLOWS]

(Signature of Contract Owner)	Date

(Printed Name of Contract Owner)

(Contract Number)

(Taxpayer Identification Number, i.e., Social Security Number)

If Contract is owned jointly:

(Signature of Joint Contract Owner)	Date

(Printed Name of Joint Contract Owner)

(Contract Number)

(Taxpayer Identification Number, i.e., Social Security Number)

INSTRUCTIONS

1. Guarantee of Signatures.  Except as set forth below, signatures on the Acceptance of Rescission Offer form need not be guaranteed.

2. Delivery of Acceptance of Rescission Offer Forms; Withdrawal.  Rescission offerees must properly complete and duly execute and mail or deliver this Acceptance of Rescission Offer form to the Company at the following address: MONY Life Insurance Company of America, P.O. Box 4830, Syracuse, New York 13221, Attn: Sue Bobbette. In order to accept the Rescission Offer, all materials must have a postmark no later than 11:59 P.M., Eastern Time, on September , 2004 (the “Expiration Time”). Rescission offerees may withdraw their acceptance of the Rescission Offer by written notice satisfactory to the Company at the address shown on the Acceptance of Rescission Offer form at any time on or prior to the Expiration Time.

The Company reserves the absolute right to reject any and all surrenders of Interests and Acceptance of Rescission Offer forms (i) that are not in proper form or otherwise not valid or (ii) the acceptance of which would be, in the opinion of the Company’s counsel, unlawful. The Company’s interpretation of the terms and conditions of the Rescission Offer, this Acceptance of Rescission Offer form and Instructions hereto will be final and binding. The Company reserves the absolute right to waive any defect or irregularity in the surrender of Interests and Acceptance of Rescission Offer forms.

3. Withholding.  Unless you elect otherwise on the Acceptance of Rescission Offer form, the Company will withhold Federal income tax at a flat 10% rate from the taxable portion of the amounts distributed to you and not directed to one of the variable investment options under your Contract. The election not to have Federal tax withheld described on the signature page of the Rescission Offer does not apply if: (i) you purchased your Contract during the Rescission Period and the Interests are the only investment option you chose, or (ii) you are not a U.S. resident.

4. Signatures on the Rescission Offer Acceptance Form.  This Acceptance of Rescission Offer form is to be completed and signed by each Rescission offeree that desires to accept this Rescission Offer. If Interests surrendered hereby are owned of record by two or more joint owners, all such owners must sign this Acceptance of Rescission Offer form. If any such Interests are registered in different names, it will be necessary to complete, sign and submit as many separate Acceptance of Rescission Offer forms as there are for different registrations. Signatures must correspond exactly with the names as registered.

5. Questions and Requests for Assistance or Additional Copies.  Questions and requests for assistance may be directed to Customer Service at (800) 487-6669 or MONY Life Insurance Company of America, P.O. Box 4830, Syracuse, New York 13221, Attn: Sue Bobbette.

6. Delivery.  The method of delivery of this Acceptance of Rescission Offer form is at the election and risk of the holder and the delivery will be deemed made only when actually received by the Company. If delivery is to be made by mail, registered mail, with return receipt requested and properly insured, is recommended.

Delivery of this Acceptance of Rescission Offer form to an address other than the Company at MONY Life Insurance Company of America, P.O. Box 4830, Syracuse, New York 13221, Attn: Sue Bobbette will not constitute a valid acceptance.

Prospectus

Dated                     , 2004

Guaranteed Interest Account with Market Value Adjustment

under Flexible Payment Variable Annuity Contracts

Issued By

MONY Life Insurance Company of America

MONY Life Insurance Company of America issues the Guaranteed Interest Account with Market Value Adjustment described in this prospectus. The Guaranteed Interest Account with Market Value Adjustment is available only under certain variable annuity contracts that we offer.

Among the many terms of the Guaranteed Interest Account with Market Value Adjustment are:

•	Guaranteed interest to be credited for specific periods (referred to as “Accumulation Periods”).

•	Three (3), five (5), seven (7), and ten (10) year Accumulation Periods are available.

•	Interest will be credited for the entire Accumulation Period on a daily basis. Different rates apply to each Accumulation Period and are determined by the Company from time to time at its sole discretion.

•	A market value adjustment may be charged if part or all of the Guaranteed Interest Account with Market Value Adjustment is surrendered or transferred before the end of the Accumulation Period.

•	Potential purchasers should carefully consider the factors described in “Risk Factors” (pages 2-3) as well as the other information contained in this prospectus before allocating Purchase Payments or Fund Values to the Guaranteed Interest Account with Market Value Adjustment offered herein.

These are only some of the terms of the Guaranteed Interest

Account with Market Value Adjustment.

Please read this prospectus and the prospectus for the variable annuity contract carefully for more complete details of the contract.

The Securities and Exchange Commission has not approved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense. This prospectus comes with prospectuses for the variable annuity contract. You should read this prospectus, the variable annuity contract prospectus and the prospectuses for the applicable underlying funds carefully and keep them for future reference.

MONY Life Insurance Company of America

1290 Avenue of the Americas

New York, New York 10104

1-800-487-6669

i

Definitions

Annuitant	The person upon whose continuation of life any annuity payment depends.

Annuity Starting Date	Attainment of age 95, or at the discretion of the Owner of the Contract, a date that is at least ten years from the Effective Date of the Contract.

Business Day	Each day that the New York Stock Exchange is open for regular trading.

Cash Value	The Contract’s Fund Value, (1) minus any applicable Surrender Charge, (2) minus any outstanding loan, and (3) plus or minus any applicable market value adjustment.

Code	The Internal Revenue Code of 1986, as amended.

Company	MONY Life Insurance Company of America, the issuer of the Contract.

Contract	Individual Flexible Payment Variable Annuity Contract.

Monthly Contract Anniversary

The date of each month corresponding to the Effective Date of the Contract. For example, for a Contract with a June 15 Effective Date, the Monthly Contract Anniversary is the 15th of each month. If a Contract’s Effective Date falls on the 29th, 30th or 31st day of a month, the Monthly Contract Anniversary will be the earlier of that day or the last day of the particular month in question.

Effective Date	The date the contract begins as shown in the Contract.

Fund Value	The aggregate dollar value as of any Business Day of all amounts accumulated under each of the Subaccounts, the Guaranteed Interest Account, and the Loan Account of the Contract.

General Account	The general account of the Company which consists of all of the Company’s assets other than those assets allocated to the Company’s separate accounts.

Guaranteed Interest Account	An account which is part of the General Account.

Loan

Available under a Contract issued under Section 401(k) of the Code; subject to availability. To be considered a Loan: (1) the term must be no more than five years, (2) repayments must be at least quarterly and substantially level, and (3) the amount is limited to dollar amounts specified by the Code, not to exceed 50% of the Fund Value.

Loan Account

A part of the General Account where Fund Value is held as collateral for a loan. An Owner may transfer Fund Value in the Subaccounts, and/or Guaranteed Interest Account with Market Value Adjustment to the Loan Account.

Owner	The person so designated in the application to whom all rights, benefits, options, and privileges apply while the Annuitant is living. A collateral assignee is not an Owner.

Purchase Payment	An amount paid to the Company by the Owner or on the Owner’s behalf as consideration for the benefits provided by the Contract.

Subaccount	A division of MONY America Variable Account A.

Surrender Charge	A deferred sales load, expressed as a percentage of Fund Value surrendered.

ii

SUMMARY

This summary provides you with a brief overview of the more important aspects of the Contract’s Guaranteed Interest Account with Market Value Adjustment. It is not intended to be complete. More detailed information is contained in this prospectus on the pages following this Summary and in the Contract. This summary and the entire prospectus will describe only the Guaranteed Interest Account with Market Value Adjustment. Other parts of the Contract are described in the Contract and in the prospectus for that Contract. Before purchasing the Contract and allocating your purchase payments to the Guaranteed Interest Account with Market Value Adjustment, we urge you to read both prospectuses carefully.

Purpose of the Guaranteed Interest Account with Market Value Adjustment

The Guaranteed Interest Account with Market Value Adjustment is designed to provide you with an opportunity to receive a guaranteed fixed rate of interest. You can choose the period of time over which the guaranteed fixed rate of interest will be paid. That period of time is known as the Accumulation Period.

The Guaranteed Interest Account with Market Value Adjustment is also designed to provide you with the opportunity to transfer part or all of the Guaranteed Interest Account with Market Value Adjustment to the Subaccounts available to you under the Contract. It is also designed to provide you with the opportunity to surrender part or all of the Guaranteed Interest Account with Market Value Adjustment before the end of the Accumulation Period. If you ask us to transfer or surrender part or all of the Guaranteed Interest Account, we may apply a market value adjustment (“MVA”). This adjustment may be positive, negative, or zero.

Purchase Payments

The Purchase Payments you make for the Contract are received by the Company. Currently earnings on those Purchase Payments are not subject to taxes imposed by the U.S. Government or any state or local government.

You may allocate all or part of your Purchase Payments to the Guaranteed Interest Account with Market Value Adjustment.

The Accumulation Periods

There are 4 different Accumulation Periods currently available: a 3-year Accumulation Period, a 5-year Accumulation Period, a 7-year Accumulation Period, and a 10-year Accumulation Period. You may allocate initial or additional Purchase Payments made under the Contract to one or more Accumulation Periods at the time you purchase the Contract. You may also ask us to transfer Fund Values from the Subaccounts available under the Contract to one or more of the Accumulation Periods. There is no minimum amount required for allocation or transfer to an Accumulation Period. (See “Allocations to the Guaranteed Interest Account”.)

Each Accumulation Period starts on the Business Day that falls on, or next follows, the date on which allocations are made and Purchase Payments are received or Fund Values are transferred. Each Accumulation Period ends on the Monthly Contract Anniversary immediately prior to the 3, 5, 7 or 10 year anniversary of the start of the Accumulation Period (the “Maturity Date”). This means that the Accumulation Period for a 3, 5, 7 or 10 year Accumulation Period may be up to 31 days shorter than 3, 5, 7 or 10 years, respectively. (See “Specified Interest Rates and the Accumulation Periods”.)

Crediting of Interest

The Company will credit amounts allocated to an Accumulation Period with interest at an annual rate not less than 3.5%. This interest rate is referred to as the Specified Interest Rate. It will be credited for the duration of the Accumulation Period. Specified Interest Rates for each Accumulation Period are declared periodically at the sole discretion of the Company. (See “Specified Interest Rates and the Accumulation Periods”.)

At least 15 days and at most 45 days prior to the Maturity Date of an Accumulation Period, Owners having Fund Values allocated to such Accumulation Periods will be notified of the impending Maturity Date. Owners will then have the option of directing the surrender, transfer or distribution of the Fund Value within 30 days before the end of the Accumulation Period without application of any MVA.

The Specified Interest Rate will be credited to amounts allocated to an Accumulation Period, so long as such allocations are neither surrendered nor transferred prior to the Maturity Date for the Allocation Period. The Specified Interest Rate is credited daily, providing an annual effective yield. (See “Specified Interest Rates and the Accumulation Periods”.)

The Market Value Adjustment

Amounts that are surrendered, transferred or otherwise distributed from an Accumulation Period more than 30 days before the Maturity Date will be subject to an MVA. The MVA is determined through the use of a factor, which is known as the MVA Factor. This factor is discussed in detail in the section entitled “The Market Value Adjustment”. The MVA could cause an increase or decrease in the amount of the distribution from an Accumulation Period.

Other Provisions of the Contract

This summary and this prospectus do not describe the other provisions of the Contract. Please refer to the prospectus for MONY America Variable Account A and to the Contract for the details of these provisions.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties. Discussions containing such forward-looking statements may be found in the material set forth under “Summary” and “Risk Factors” of this prospectus, as well as the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business” of the annual report on Form 10-K and quarterly report on Form 10-Q which are incorporated by reference herein. Actual events or results could differ materially from those discussed herein. Factors that could cause or contribute to such differences include, but are not limited to, those discussed under “Risk Factors” as well as those discussed in the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business” of the annual report on Form 10-K and quarterly report on Form 10-Q which are incorporated by reference herein and described under “Available Information”.

RISK FACTORS

Potential purchasers should carefully consider the factors described in “Risk Factors” as well as the other information contained in this prospectus before allocating purchase payments or Fund Values to the Guaranteed Interest Account with Market Value Adjustment offered herein. Such “Risk Factors” include:

(i)  the risk of losses on real estate and commercial mortgage loans,

(ii)  other risks relating to the Company’s investment portfolio that could affect the profitability of the Company,

(iii)  the risk that interest rate changes could make certain of the Company’s products less profitable to the Company or less attractive to customers,

(iv)  risks with respect to certain sales practice litigation that could result in substantial judgments against the Company,

(v)  the risk of increased surrenders of certain annuities as the Surrender Charges with respect to such annuities expire that could eliminate sources of revenues (changes under the annuities) and/or exhaust the Company’s liquid assets and force the Company to liquidate other assets, perhaps on unfavorable terms,

(vi)  risks associated with certain economic and market factors,

(vii)  the risk of variations in claims experience that could be different than the assumptions management used in pricing the Company’s products,

(viii)  risks related to certain insurance regulatory matters — i.e., that certain issues raised during examinations of the Company could have a material impact on the Company,

(ix)  risks of competition,

(x)  risks with respect to claims paying ability ratings and financial strength ratings that could adversely affect the Company’s ability to compete, and

(xi)  risks of potential adoption of new Federal income tax legislation that could adversely affect the Company and its ability to compete with non-insurance products and the demand for certain insurance products.

DESCRIPTION OF THE GUARANTEED INTEREST ACCOUNT

WITH MARKET VALUE ADJUSTMENT

1.  General

The Guaranteed Interest Account with Market Value Adjustment is an allocation option available under certain variable annuity contracts issued by the Company. Not all of the variable annuity contracts issued by the Company offer the Guaranteed Interest Account with Market Value Adjustment, nor is the Guaranteed Interest Account with Market Value Adjustment available in every state jurisdiction. The variable annuity contract that offers the Guaranteed Interest Account with Market Value Adjustment clearly discloses whether the Guaranteed Interest Account with Market Value Adjustment is available as an allocation choice to the Owner. If the Guaranteed Interest Account with Market Value Adjustment is available under a variable annuity issued by the Company, the prospectus for the variable annuity contract and this prospectus must be read carefully together in the same manner that prospectuses for underlying mutual funds must be read with the prospectus for the contracts.

The guarantees associated with the Guaranteed Interest Account with Market Value Adjustment are borne exclusively by the Company. The guarantees associated with the Guaranteed Interest Account with Market Value Adjustment are legal obligations of the Company. Fund Values allocated to the Guaranteed Interest Account with Market Value Adjustment are held in the General Account of the Company. Amounts allocated to the General Account of the Company are subject to the liabilities arising from the business the Company conducts. The Company has sole investment discretion over the investment of the assets of its General Account. Owners having allocated amounts to a particular Accumulation Period of the Guaranteed Interest Account with Market Value Adjustment, however, will have no claim against any particular assets of the Company.

The Guaranteed Interest Account with Market Value Adjustment provides for a Specified Interest Rate, which is a guaranteed interest rate that will be credited as long as any amount allocated to the Guaranteed Interest Account with Market Value Adjustment is not distributed for any reason prior to the to the Maturity Date of the particular Accumulation Period chosen by the Owner. Generally, a 3-year Accumulation Period offers guaranteed interest at a Specified Interest Rate over three years, a 5-year Accumulation Period offers guaranteed interest at a Specified Interest Rate over five years, and so on. Because the Maturity Date is the Monthly Contract Anniversary immediately prior to or coinciding with the 3, 5, 7 or 10 year anniversary of the start of the Accumulation Period, the Accumulation Period may be up to 30 days shorter than the 3, 5, 7 or 10 years, respectively.

Although the Specified Interest Rate will continue to be credited as long as Fund Value remains in an Accumulation Period of the Guaranteed Interest Account with Market Value Adjustment prior to the Maturity Date of that Accumulation Period, surrenders or transfers (including transfers to the Loan Account as a result of a request by the Owner for a Loan) or distributions for any other reason (except upon the death of the Annuitant) will be subject to an MVA, as described below.

2.  Allocations to the Guaranteed Interest Account with Market Value Adjustment

There are three sources from which allocations to the Guaranteed Interest Account with Market Value Adjustment may be made:

(1)  an initial purchase payment made under a Contract may be wholly or partially allocated to the Guaranteed Interest Account with Market Value Adjustment;

(2)  a subsequent or additional purchase payment made under a Contract may be partially or wholly allocated to the Guaranteed Interest Account with Market Value Adjustment; and

(3)  amounts transferred from Subaccounts available under the Contract may be wholly or partially allocated to the Guaranteed Interest Account with Market Value Adjustment.

There is no minimum amount of any allocation of either Purchase Payments or transfers of Fund Value to the Guaranteed Interest Account with Market Value Adjustment. The Contract provides that the prior approval of the Company is required before it will accept a Purchase Payment where, with that Purchase Payment, cumulative Purchase Payments made under any one or more Contracts held by the Owner, less the amount of any prior partial surrenders and their Surrender Charges, the MVA, and any debt, exceed $1,500,000. This limit applies to the aggregate of Fund Values in the Guaranteed Interest Account with Market Value Adjustment, the Subaccounts and the Loan Account of the Contract.

3.  Specified Interest Rates and the Accumulation Periods

A.  Specified Interest Rates

The Specified Interest Rate, at any given time, is the rate of interest guaranteed by the Company to be credited to allocations made to the Accumulation Period for the Guaranteed Interest Account with Market Value Adjustment chosen by the Owner, so long as no portion of the allocation is distributed for any reason prior to the Maturity Date of the Accumulation Period. Different Specified Interest Rates may be established for the four different Accumulation Periods which are currently available (3, 5, 7 and 10 years).

The Company declares Specified Interest Rates for each of the available Accumulation Periods from time to time. Normally, new Specified Interest Rates will be declared monthly; however, depending on interest rate fluctuations, declarations of new Specified Interest Rates may occur more or less frequently. The Company observes no specific method in the establishment of the Specified Interest Rates, but generally will attempt to declare Specified Interest Rates which are related to interest rates associated with fixed-income investments available at the time and having durations and cash flow attributes compatible with the Accumulation Periods then available for the Guaranteed Interest Account with Market Value Adjustment. In addition, the establishment of Specified Interest Rates may be influenced by other factors, including competitive considerations, administrative costs and general economic trends. The Company has no way of predicting what Specified Interest

Rates may be declared in the future and there is no guarantee that the Specified Interest Rate for any of the Accumulation Periods will exceed the guaranteed minimum effective annual interest rate of 3.5%. Owners bear the risk that the Specified Interest Rate will not exceed the guaranteed minimum rate.

The period of time during which a particular Specified Interest Rate is in effect for new allocations to the then available Accumulation Periods is referred to as the Investment Period. All allocations made to an Accumulation Period during an Investment Period are credited with the Specified Interest Rate in effect. An Investment Period ends only when a new Specified Interest Rate relative to the Accumulation Period in question is declared. Subsequent declarations of new Specified Interest Rates have no effect on allocations made to Accumulation Periods during prior Investment Periods. All such prior allocations will be credited with the Specified Interest Rate in effect when the allocation was made for the duration of the Accumulation Period selected.

Information concerning the Specified Interest Rates in effect for the various Accumulation Periods can be obtained by contacting an agent of the Company who is also a registered representative of MONY Securities Corp. or by calling the following toll free telephone number: (800) 487-6669.

The Specified Interest Rate is credited on a daily basis to allocations made to an Accumulation Period elected by the Owner, resulting in an annual effective yield which is guaranteed by the Company, unless amounts are surrendered or transferred from that Accumulation Period for any reason prior to the Maturity Date for that Accumulation Period. The Specified Interest Rate will be credited for the entire Accumulation Period. If amounts are surrendered or transferred from the Accumulation Period for any reason prior to the Maturity Date, an MVA will be applied to the amount surrendered or transferred.

B.  Accumulation Periods

For each Accumulation Period, the Specified Interest Rate in effect at the time of the allocation to that Accumulation Period is guaranteed. An Accumulation Period always ends on a Maturity Date, which is the Monthly Contract Anniversary immediately prior to the 3, 5, 7 or 10 year anniversary of the start of the Accumulation Period. Therefore, the Specified Interest Rate may be credited for up to 31 days less than the full 3, 5, 7 or 10 years.

For example, if the Effective Date of a Contract is August 10, 2000 and an allocation is made to a 10 year Accumulation Period on August 15, 2000 and the funds for a new Purchase Payment are received on that day, the Accumulation Period will begin on August 15, 2000 and end on August 10, 2010, during which period the Specified Interest Rate will be credited.

All Accumulation Periods for the 3, 5, 7, and 10 year Accumulation Periods, respectively, will be determined in a manner consistent with the foregoing example.

4.  End of Accumulation Periods

At least fifteen days and at most forty-five days prior to the end of an Accumulation Period, the Company will send notice to the Owner of the impending Maturity Date. The notice will include the projected Fund Value held in the Accumulation Period on the Maturity Date and will specify the various options Owners may exercise with respect to the Accumulation Period:

(1)  During the thirty-day period before the Maturity Date, the Owner may wholly or partially surrender the Fund Value held in that Accumulation Period without an MVA; however, Surrender Charges under the Contract, if applicable, will be assessed.

(2)  During the thirty-day period before the Maturity Date, the Owner may wholly or partially transfer the Fund Value held in that Accumulation Period, without an MVA, to any Subaccount then available under the Contract or may elect that the Fund Value held in that Accumulation Period be held for an additional Accumulation Period of the same number of years or for another Accumulation Period of a different number of years which may at the time be available. A confirmation of any such transfer or election will be sent immediately after the transfer or election is processed.

(3)  If the Owner does not make an election within thirty days following the Maturity Date, the entire Fund Value held in the maturing Accumulation Period will be transferred to an Accumulation Period of the same number of years as the Accumulation Period which matured. The start of the new Accumulation Period is the ending date of the previous Accumulation Period. However, if that period would extend beyond the Annuity Starting Date of the Contract or if that period is not then made available by the Company, the Fund Value held in the maturing Accumulation Period will be automatically transferred to the Money Market Subaccount at the end of the Maturity Period. A confirmation will be sent immediately after the automatic transfer is executed.

During the thirty day period following the Maturity Date, and prior to any of the transactions set forth in (1), (2), or (3) above, the Specified Value held in the maturing Accumulation Period will continue to be credited with the Specified Interest Rate in effect before the Maturity Date.

5.  The Market Value Adjustment

    A.  General Information Regarding the MVA

A surrender, transfer (including a transfer to the Loan Account as a result of a request by the Owner for a Loan), or distribution of Specified Value of the Guaranteed Interest Account with Market Value Adjustment held in an Accumulation Period which is surrendered, transferred, or distributed for any reason prior to the Maturity Date of that particular Accumulation Period, will be subject to an MVA. The MVA is determined by the multiplication of an MVA Factor by the Specified Value, or the portion of the Specified Value being surrendered, transferred or distributed. The Specified Value is the amount of the allocation of Purchase Payments and transfers of Fund Value to an Accumulation Period of the Guaranteed Interest Account with Market Value Adjustment, plus interest accrued at the Specified Interest Rate minus prior distributions. The MVA may either increase or decrease the amount of the distribution. It will not apply to requests for transfer or full/partial surrenders received at our administrative office within 30 days before the end of the applicable Accumulation Period.

The MVA is intended to approximate, without duplicating, the experience of the Company when it liquidates assets in order to satisfy contractual obligations. Such obligations arise when Contract Owners request surrenders, transfers (including transfers for the purpose of obtaining a Loan), or distributions. When liquidating assets, the Company may realize either a gain or a loss.

If prevailing interest rates are higher at the time of a surrender, transfer or distribution than the Specified Interest Rate in effect at the time the Accumulation Period commences, the Company will realize a loss when it liquidates assets in order to process a surrender, transfer or distribution; therefore, application of the MVA under such circumstances will decrease the amount of the surrender, transfer or distribution.

Generally, if prevailing interest rates are lower than the Specified Interest Rate in effect at the time the Accumulation Period commences, the Company will realize a gain when it liquidates assets in order to process a surrender, loan, or transfer; therefore, application of the MVA under such circumstances will increase the amount of the surrender, transfer or distribution.

The Company measures the relationship between prevailing interest rates and the Specified Interest Rates it declares through the MVA Factor. The MVA Factor is described more fully below.

    B.  The MVA Factor

The formula for determining the MVA Factor is:

[(1+a)/(1+b)]((n-t)/12) - 1

Where:

a	=	the Specified Interest Rate for the Accumulation Period from which the surrender, transfer or loan is to be taken;

b	=	the Specified Interest Rate declared at the time a surrender or transfer is requested for an Accumulation Period equal to the time remaining in the Accumulation Period from which the surrender, transfer (including transfer to the Loan Account as a result of a request by the Owner for a Loan), or distribution is requested, plus 0.25%;

n	=	the Accumulation Period from which the surrender, transfer, or distribution occurs in months; and

t	=	the number of elapsed months (or portion thereof) in the Accumulation Period from which the surrender, transfer, or distribution occurs.

The MVA Factor shown above also accounts for some of the administrative and processing expenses incurred when fixed-interest investments are liquidated. This is represented in the addition of 0.25% in the MVA Factor.

The MVA Factor will be multiplied by that portion of the Fund Value being surrendered, transferred, or distributed for any other reason. If the result is greater than 0, a gain will be realized by the Owner; if less than 0, a loss will be realized. If the MVA Factor is exactly 0, no gain or loss will be realized by the Owner.

6.  Contract Charges

The Contracts under which the Guaranteed Interest Account with Market Value Adjustment are made available have various fees and charges, some of which may be assessed against allocations made to the Guaranteed Interest Account with Market Value Adjustment.

Surrender Charges, if applicable, will be assessed against full or partial surrenders from the Guaranteed Interest Account with Market Value Adjustment. If any such surrender occurs prior to the Maturity Date for any particular Accumulation Period elected by the Owner, the amount surrendered will be subject to an MVA in addition to Surrender Charges. The variable annuity prospectus fully describes the Surrender Charges. Please refer to the variable annuity prospectus for complete details regarding the Surrender Charges under the Contracts.

Mortality and expense risk charges which may be assessed under Contracts will not be assessed against any allocation to the Guaranteed Interest Account with Market Value Adjustment. Such charges apply only to the Fund Value allocated to the Subaccounts.

7.  Guaranteed Interest Account at Annuitization

On the Annuity Starting Date, the Contract’s Cash Value, including the Specified Value of all Accumulation Periods of the Guaranteed Interest Account with Market Value Adjustment, will be applied to provide an annuity or any other option previously chosen by the Owner and permitted by the Company. If the Owner elected Settlement Option 3 (Single Life Income) or 3A (Joint Life Income) the Fund Value of the Contract will be applied. Therefore, if Settlement Options 3 or 3A were to be elected by the Owner, no Surrender Charge or MVA would be applied to the Specified Value. However, if any other settlement option is elected, or if no election is in effect on the Annuity Starting Date, a lump sum payment will be deemed to have been elected and an MVA will apply.

FEDERAL TAX STATUS

Introduction

The Contract described in this prospectus is designed for use by retirement plans that may or may not qualify for favorable tax treatment under Sections 401, 408, 408A and 457(b) of the Code (“Qualified Plans”). The ultimate effect of federal income taxes on

•	the value of the Contract’s Fund Value,

•	annuity payments,

•	death benefit, and

•	economic benefit to the Owner, Annuitant, and the Beneficiary may depend upon

•	the type of retirement plan for which the Contract is purchased, and

•	the tax and employment status of the individual concerned.

The following discussion of the treatment of the Contract and of the Company under the federal income tax laws is general in nature. The discussion is based on the Company’s understanding of current federal income tax laws, and is not intended as tax advice. Any person considering the purchase of a Contract should consult a qualified tax adviser. The Company does not make any guarantee regarding any tax status, federal, state, or local, of any Contract or any transaction involving the Contract.

Tax Treatment of the Company

Under existing federal income tax laws, the income of the Guaranteed Interest Account with Market Value Adjustment, to the extent it exceeds amounts applied to increase reserves under the Contract, excess interest credited to the Contract and the Guaranteed Interest Account with Market Value Adjustment’s allocable share of ordinary and necessary business expenses and other business deductions, is taxable.

Taxation of Annuities in General

The Contract offered by this prospectus is designed for use in connection with Qualified Plans or Non-Qualified Plans. All or a portion of the contributions to such plans will be used to make Purchase Payments under the Contract. In general, contributions to Qualified Plans and income earned on contributions to all plans are tax-deferred until distributed to plan participants or their beneficiaries. Such tax deferral of interest earned on contributions is not, however, available for Non-Qualified Plans if the Owner is other than a natural person unless the contract is held as an agent for a natural person. Annuity payments made as retirement distributions under a Contract are generally taxable to the annuitant as ordinary income except to the extent of:

•	Participant after-tax contributions (in the case of Qualified Plans), or

•	Owner contributions (in the case of Non-Qualified Plans).

Owners, Annuitants, and beneficiaries should seek advice from their own tax advisers about the tax consequences of distributions, withdrawals, and payments under the retirement plans in connection with which the Contract is purchased.

The Company will withhold and remit to the U.S. Government and, where applicable to state and local governments, part of the taxable portion of each distribution made under a Contract unless the Owner or Annuitant:

(1)  provides his or her taxpayer identification number to the Company, and

(2)  notifies the Company that he or she chooses not to have amounts withheld.

Federal tax law imposes requirements for determining the amount includable in gross income with respect to amounts not received as an annuity. Amounts include, but are not limited to, distributions, transfers, including gratuitous transfers, and pledges of the Contract. Amounts from all annuity contracts issued during any calendar year by the same company or an affiliate (other than those under certain qualified retirement plans other than 457(b) plans) in the same or earlier year will be treated as distributed from one annuity contract. The Internal Revenue Service is given power to prescribe additional rules to prevent avoidance of this rule through serial purchases of contracts or otherwise.

Distributions of plan benefits from qualified retirement plans, other than individual retirement arrangements (“IRAs”), generally will be subject to mandatory federal income tax withholding unless they are:

(1)  Part of a series of substantially equal periodic payments (at least annually) for

(a)  the participant’s life or life expectancy,

(b)  the joint lives or life expectancies of the participant and his/her beneficiary,

(c)  or a period certain of not less than 10 years;

(2)  Required by the Code upon the participant’s attainment of age 70½ or death; or

(3)  Qualifying hardship distributions.

Such withholding can apply even if the distribution is rolled over into another qualified plan, including an IRA. The withholding can be avoided if the participant’s interest in the plan is directly transferred by the old plan as a rollover to another eligible qualified plan, including an IRA. A direct rollover to the new plan can be made only in accordance with the terms of the old plan. If withholding is not avoided, the amount withheld may be subject to income tax and penalty tax.

Under the generation skipping transfer tax, the Company may be liable for payment of this tax under certain circumstances. In the event that the Company determines that such liability exists, an amount necessary to pay the generation skipping transfer tax may be subtracted from the death benefit proceeds.

Retirement Plans

The Contract described in this prospectus currently is designed for use with the following types of retirement plans:

(1)  Pension and Profit Sharing Plans established by eligible employers, as permitted by Sections 401(a) and 401(k) of the Code, including those purchasers who would have been covered under the rules governing H.R. 10 (Keogh) Plans;

(2)  Individual Retirement Annuities permitted by Section 408(b) of the Code, including Simplified Employee Pensions established by employers pursuant to Section 408(k);

(3)  Roth IRAs permitted by Section 408A of the Code;

(4)  Deferred compensation plans provided by certain governmental entities and tax-exempt organizations under Section 457; and

(5)  Non-Qualified Plans.

The tax rules applicable to participants in such retirement plans vary according to the type of plan and its terms and conditions. Therefore, no attempt is made here to provide more than general information about the use of the Contract with the various types of retirement plans. Participants in such plans as well as Owners, Annuitants, and Beneficiaries are cautioned that the rights of any person to any benefits under these plans are subject to the terms and conditions of the plans themselves, regardless of the terms and conditions of the Contract. The Company will provide purchasers of Contracts used in connection with Individual Retirement Annuities with such supplementary information as may be required by the Internal Revenue Service or other appropriate agency. Any person contemplating the purchase of a Contract should consult a qualified tax adviser.

INVESTMENTS

Amounts allocated to the Guaranteed Interest Account with Market Value Adjustment are transferred to the General Account of the Company. Amounts allocated to the General Account of the Company are subject to the liabilities arising from the business the Company conducts. This is unlike amounts allocated to the Subaccounts of the Variable Account A, which are not subject to the liabilities arising from the business the Company conducts.

The Company has sole investment discretion over the investment of the assets of the General Account. We will invest these amounts primarily in investment-grade fixed income securities including: securities issued by the U.S. Government or its agencies or instrumentalities, which issues may or may not be guaranteed by the U.S. Government; debt securities that have an investment grade, at the time of purchase, within the four highest grades assigned by Moody’s Investor Services, Inc., Standard & Poor’s Corporation, or any other nationally recognized rating service; mortgage-backed securities collateralized by real estate mortgage loans or securities collateralized by other assets, that are insured or guaranteed by the Federal Home Loan Mortgage Association, the Federal National Home Mortgage Association, or the Government National Mortgage Association, or that have an investment grade at the time of purchase within the four highest grades described above; commercial and agricultural mortgage loans; other debt instruments; commercial paper; cash or cash equivalents.

Variable annuity Owners having allocated amounts to a particular Accumulation Period of the Guaranteed Interest Account with Market Value Adjustment will not have a direct or indirect interest in these investments, nor will they have a claim against any particular assets of the Company. The overall investment performance of the General Account will not increase or decrease their claim against the Company.

There is no specific formula for establishing Specified Interest Rates. The Specified Interest Rates declared by the Company for the various Accumulation Periods will not necessarily correspond to the performance of any group of assets of the General Account. We will consider certain factors in determining these rates, such as regulatory and tax environment, sales commissions, administrative expenses borne by us, and competitive factors. The Company’s management will make the final determination of these rates. However, the Specified Interest Rate will never be less than 3.5%.

CONTRACTS AND THE DISTRIBUTION (MARKETING) OF THE GUARANTEED INTEREST

ACCOUNT WITH MARKET VALUE ADJUSTMENT

MONY Securities Corporation (“MSC”), a New York corporation organized on September 26, 1969 and a wholly-owned subsidiary of MONY Life Insurance Company, will act as the principal underwriter of the Contracts. MSC is a registered broker-dealer under the Securities Exchange Act of 1934 and is a member of the National Association of Securities Dealers (“NASD”). The Contracts are sold by individuals who are registered representatives of MSC and who are licensed as life insurance agents for the Company. The Contracts also may be sold through other broker-dealers that are members of the NASD and authorized by MSC and applicable law to do so. After issue of the Contracts, broker-dealers will earn a commission. Commissions are based on a percentage of purchase payments paid and total assets in the Contract. In general, up-front compensation paid to broker-dealers will not exceed 6.50%.

Interests in the Guaranteed Interest Account with Market Value Adjustment are only available through Contracts issued by the Company.

The appropriate variable annuity prospectus and statement of additional information should be consulted for additional information regarding the distribution of the Contracts.

RECENT DEVELOPMENTS

On July 8, 2004, the Company’s former parent company, The MONY Group Inc., completed its merger with a wholly owned subsidiary of AXA Financial, Inc. As a result of the merger, The MONY Group Inc. became a wholly owned subsidiary of AXA Financial, Inc. The MONY Group Inc. merged into AXA Financial, Inc. on July 22, 2004.

LEGAL OPINION

David S. Waldman, Vice President-Chief Operations Counsel of MONY Life Insurance Company, has passed on matters in connection with federal laws and regulations affecting the issue and sale of interests in the Guaranteed Interest Account with Market Value Adjustment described in this prospectus and the organization of the Company, its authority to issue such Contracts under Arizona law, and the validity of the forms of such Contracts under Arizona law.

Robert Levy, Vice President-Chief Tax Counsel of MONY Life Insurance Company, has passed on matters in connection with federal tax laws affecting the issue and sale of interests in the Guaranteed Interest Account with Market Value Adjustment described in this prospectus.

EXPERTS

We have incorporated by reference into the Registration Statement of which this prospectus is a part and/or into this prospectus the financial statements of MONY Life Insurance Company of America as of December 31, 2003 and 2002, and for each of the years in the three-year period ended December 31, 2003, which have been audited by PricewaterhouseCoopers LLP, an independent registered public accounting firm, as set forth in its report thereon appearing in the Company’s annual report on Form 10-K for the year ended December 31, 2003. Such financial statements are included and incorporated herein by reference, in reliance on the report of that firm given upon the authority of said firm as experts in accounting and auditing.

AVAILABLE INFORMATION

The Company files reports and other information with the Securities and Exchange Commission (“SEC”), as required by law. You may read and copy this information at the SEC’s public reference facilities at Room 1024, 450 Fifth Street, NW, Washington, DC 20549, or by accessing the SEC’s website at http://www.sec.gov. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Under the Securities Act of 1933, the Company has filed with the SEC a registration statement relating to the Guaranteed Interest Account with Market Value Adjustment (the “Registration Statement”). This prospectus has been filed as part of the Registration Statement and does not contain all of the information set forth in the Registration Statement. Please see the Registration Statement for additional information concerning the Guaranteed Interest Account with Market Value Adjustment.

A copy of the Company’s annual report on Form 10-K for the year ended December 31, 2003 and a copy of the Company’s quarterly report for the period ended March 31, 2004 on Form 10-Q accompanies this prospectus. Please refer to Form 10-K and Form 10-Q for a description of the Company and its business, including financial statements. The Company intends to send Owners account statements and other such legally-required reports. The Company does not anticipate such reports will include periodic financial statements or information concerning the Company.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Company has incorporated by reference the Company’s latest annual report on Form 10-K for the year ended December 31, 2003, filed with the SEC on March 30, 2004 (accession number 0001193125-04-053739) and quarterly report for the period ended March 31, 2004 on Form 10-Q as filed with the SEC on May 17, 2004 (accession number 0001193125-04-089832) and in accordance with the Securities Exchange Act of 1934. The annual report and quarterly report must accompany this prospectus. Form 10-K contains additional information about the Company, including audited financial statements for the latest fiscal year. Form 10-Q includes unaudited updates of those financial statements through the quarterly period ended March 31, 2004.

PART II

Item 14. Other Expenses of Issuance and Distribution

Item of Expense	Estimated Expense
Registration fees	N/A
Federal taxes	N/A
State taxes and fees (based on 50 state average)	N/A
Trustees’ fees	N/A
Transfer agents’ fees	N/A
Printing and filing fees	$32,000	*
Legal fees	$50,000	*
Accounting fees	$20,000	*
Audit fees	N/A
Engineering fees	N/A
Directors and officers insurance premium paid by Registrant	N/A

*	Estimated expense.

Item 15. Indemnification of Directors and Officers

The By-Laws of MONY Life Insurance Company of America provide, in Article VI as follows:

SECTION 1.    The Corporation shall indemnify any existing or former director, officer, employee or agent of the Corporation against all expenses incurred by them and each of them which may arise or be incurred, rendered or levied in any legal action brought or threatened against any of them for or on account of any action or omission alleged to have been committed while acting within the scope of employment as director, officer, employee or agent of the Corporation, whether or not any action is or has been filed against them and whether or not any settlement or compromise is approved by a court, all subject and pursuant to the provisions of the Articles of Incorporation of this Corporation.

SECTION 2.    The indemnification provided in this By-Law shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Insofar as indemnification for liability arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification for such liabilities (other than the payment by the Registrant of expense incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant, will (unless in the opinion of its counsel the matter has been settled by controlling precedent) submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 16. Exhibits

(1) Form of Underwriting Agreement. Distribution Agreement among MONY Life Insurance Company of America, MONY Securities Corp., and MONY Series Fund, Inc. filed as Exhibit 3(a) of Post-Effective Amendment No. 3, dated February 28, 1991, to Registration Statement No. 33-20453, is incorporated herein by reference.

(4) Form of Policy. Proposed forms of Flexible Payment Variable Annuity Contracts, filed as Exhibit 4 of Registration Statement No. 333-59717, dated July 23, 1998, is incorporated herein by reference.

(5) Opinions of Counsel.

(a) Opinion and consent of counsel as to the legality of the securities being registered filed herewith.

(b) Opinion and consent of counsel as to tax matters filed herewith.

(10) Material Contracts. Services Agreement between The Mutual Life Insurance Company of New York and MONY Life Insurance Company of America filed as Exhibit 5(ii) to Pre-Effective Amendment to Registration Statement (Registration Nos. 2-95501 and 811-4209) dated July 19, 1985, is incorporated herein by reference.

(13) Reports to Security Holders.

(a) Form 10-K for the fiscal year ended December 31, 2003 is incorporated herein by reference to Form 10-K (File No. 333-65423) filed on March 30, 2004 (accession nbr. 0001193125-04-053739).

(b) Form 10-Q for the fiscal quarter ended March 31, 2004 is incorporated herein by reference to Form 10-Q (File No. 333-65423) filed on May 17, 2004 (accession nbr. 0001193125-04-089832).

(23) Consents of Experts and Counsel.

(a) Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm filed herewith.

(b) See Item 5 above.

(24) Powers of Attorney.

(a) Power of Attorney for Christopher M. Condron filed herewith.

(b) Power of Attorney for Stanley B. Tulin filed herewith.

(c) Power of Attorney for Alvin H. Fenichel filed herewith.

(d) Power of Attorney for Bruce W. Calvert filed herewith.

(e) Power of Attorney for Henri de Castries filed herewith.

(f) Power of Attorney for Denis Duverne filed herewith.

(g) Power of Attorney for Jean-René Fourtou filed herewith.

(h) Power of Attorney for John C. Graves filed herewith.

(i) Power of Attorney for Donald J. Greene filed herewith.

(j) Power of Attorney for Mary R. Henderson filed herewith.

(k) Power of Attorney for James F. Higgins filed herewith.

(l) Power of Attorney for W. Edwin Jarmain filed herewith.

(m) Power of Attorney for Christina Johnson Wolff filed herewith.

(n) Power of Attorney for Scott D. Miller filed herewith.

(o) Power of Attorney for Joseph H. Moglia filed herewith.

(p) Power of Attorney for Peter J. Tobin filed herewith.

Item 17.    Undertakings

(a)  Rule 415 offering.

The undersigned registrant hereby undertakes:

(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)  To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§ 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)  That, for the purpose of determining any liability under the Securities Act of 1933, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)  Not applicable.

(c)  Not applicable.

(d)  Not applicable.

(e)  Not applicable.

(f)  Not applicable.

(g)  Not applicable.

(h)  Not applicable.

(i)  Not applicable.

(j)  Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Form S-2 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York and the State of New York, on this 4th day of August 2004.

MONY LIFE INSURANCE COMPANY OF AMERICA

(Registrant)

*

By:

Christopher M. Condron

Director, Chairman of the Board, President and

Chief Executive Officer

*

By:

Stanley B. Tulin

Vice Chairman of the Board and Chief Financial Officer

*

By:

Alvin H. Fenichel

Senior Vice President and Controller

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on August 4, 2004.

Signature

* Christopher M. Condron	Director, Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)

* Stanley B. Tulin	Director, Vice Chairman of the Board and Chief Financial Officer

* Alvin H. Fenichel	Senior Vice President and Controller (Principal Accounting Officer)

* Bruce W. Calvert	Director

* Henri de Castries	Director

* Denis Duverne	Director

* Jean-René Fourtou	Director

S-1

Signature

* John C. Graves	Director

* Donald J. Greene	Director

* Mary R. Henderson	Director

* James F. Higgins	Director

* W. Edwin Jarmain	Director

* Christina Johnson Wolff	Director

* Scott D. Miller	Director

* Joseph H. Moglia	Director

* Peter J. Tobin	Director

/s/ LARRY COHEN

*By Larry Cohen, Attorney-in-Fact Pursuant to Power of Attorney

S-2

EXHIBIT INDEX

Exhibit No.	Description

(5)	Opinions of Counsel

(a) Opinion and consent of counsel as to the legality of the securities being registered. (b) Opinion and consent of counsel as to tax matters.

(23)	Consents of Experts and Counsel

(a) Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.

(24)	Powers of Attorney

(a) Power of Attorney for Christopher M. Condron.

(b) Power of Attorney for Stanley B. Tulin.

(c) Power of Attorney for Alvin H. Fenichel.

(d) Power of Attorney for Bruce W. Calvert.

(e) Power of Attorney for Henri de Castries.

(f) Power of Attorney for Denis Duverne.

(g) Power of Attorney for Jean-René Fourtou.

(h) Power of Attorney for John C. Graves.

(i) Power of Attorney for Donald J. Greene.

(j) Power of Attorney for Mary R. Henderson.

(k) Power of Attorney for James F. Higgins.

(l) Power of Attorney for W. Edwin Jarmain.

(m) Power of Attorney for Christina Johnson Wolff.

(n) Power of Attorney for Scott D. Miller.

(o) Power of Attorney for Joseph H. Moglia.

(p) Power of Attorney for Peter J. Tobin.